Exhibit 10.2

 Amendment No. RI0355T02A

AMENDMENT

TO THE

CONSTRUCTION AND REVOLVING TERM LOAN SUPPLEMENT

THIS AMENDMENT is entered into as of May 31, 2007, between FARM CREDIT SERVICES OF AMERICA, FLCA ("Farm Credit") and GREEN PLAINS RENEWABLE ENERGY, INC., Shenandoah, Iowa (the “Company”).

BACKGROUND

Farm Credit and the Company are parties to a Construction and Revolving Term Loan Supplement dated January 30, 2006, (such agreement, as previously amended, is hereinafter referred to as the “Supplement”).  Farm Credit and the Company now desire to amend certain sections of the Supplement.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree that the following sections of the Supplement are hereby amended to read as follows:

1.

Section 6 of the Supplement is hereby amended and restated to read as follows:

SECTION 6.

Promissory Note.  The Company promises to repay on the dates set forth below, the outstanding principal, if any, that is in excess of the listed amounts:

Payment Date

Reducing Commitment Amount

November 1, 2014

$

14,600,000.00

May 1, 2015

$

12,200,000.00

November 1, 2015

$

9,800,000.00

May 1, 2016

$

7,400,000.00

November 1, 2016

$

5,000,000.00

May 1, 2017

$

2,600,000.00

November 1, 2017

$

0.00

Provided, however, that if Construction and Term Loan Supplement No. RI0355T01 dated January 30, 2006, as amended, has been repaid prior to its maturity date of May 20, 2014, then repayment for this loan shall begin on the first day of the month that is six months after the first day of the month following the repayment of RI0355T01, and reductions in principal as noted above shall occur every six months thereafter.  If any installment due date is not a day on which Agent is open for business, then such installment shall be due and payable on the next day on which Agent is open for business.  In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 5 hereof.

2.

Section 7 of the Supplement is hereby amended and restated to read as follows:

SECTION 7.

Prepayment.  Subject to the broken funding surcharge provision of the MLA, prepayment of any outstanding principal balance due to refinancing, or refinancing of any unadvanced Commitment, up to and including June 1, 2009, will result in a 3% prepayment charge in addition to any broken funding surcharges which may be applicable, based on the amounts prepaid and on the total amount of the Commitments in effect at such time.

3.

Section 13(A) of the Supplement is hereby amended and restated to read as follows:

SECTION 13.

Casualties.

(A)

Right to Elect To Apply Proceeds.  In case of material loss or damage to the Property or to the Improvements by fire, by a taking by condemnation for public use or the action of any governmental authority or agency, or the transfer by private sale in lieu thereof, either temporarily or permanently, or otherwise, if in the sole judgment of Agent there is reasonable doubt as to Company's ability to complete construction of the Improvements on or before October 1, 2007, by reason of such loss or damage or because of delays in making settlements with governmental agencies or authorities or with insurers, Agent may terminate its obligations to make advances hereunder and elect to collect, retain and apply to the Commitment all proceeds of the taking or insurance after deduction of all expense of collection and settlement, including attorneys' and adjusters' fees and charges.  In the event such proceeds are insufficient to pay the Commitment in full, Agent may declare the balance remaining unpaid on the Commitment to be due and payable forthwith and avail itself on any of the remedies afforded thereby as in any case of default.

4.

Except as set forth in this amendment, the Supplement, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		GREEN PLAINS RENEWABLE ENERGY, INC.

By:	/s/ Shane Frahm	By:	/s/ Jerry L. Peters

Title:	Vice President	Title:	Chief Financial Officer

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